EXHIBIT 99.1

Tekmira Provides Corporate Update and Announces Third Quarter 2014 Results

Conference Call at 5:00 pm Eastern Time Today

VANCOUVER, British Columbia, Nov. 6, 2014 (GLOBE NEWSWIRE) -- Tekmira Pharmaceuticals Corporation (Nasdaq:TKMR) (TSX:TKM), a leading developer of RNA interference (RNAi) therapeutics, today announced its financial and operating results for the third quarter ended September 30, 2014 and provided a corporate update.

"Our goal this quarter was to continue the advancement of our product development programs, reflecting the Company's focus on developing novel RNAi-based therapeutics," said Dr. Mark J. Murray, Tekmira's President and CEO. "It is an important time at Tekmira, and we are pleased with our progress to date as we concentrate on achieving future milestones."

Dr. Murray added, "In response to the extremely unique circumstances surrounding the Ebola virus outbreak, we have designed and initiated production of a modified RNAi therapeutic directed against the Guinea variant of the Ebola virus, which is responsible for the epidemic in West Africa. We are also very pleased that the DoD exercised the option to manufacture TKM-Ebola-Guinea, valued at $7.0 million. This shows a commitment to the continued development of anti-Ebola therapeutics."

Corporate Update

  For the third quarter ended September 30, 2014, Tekmira had cash, cash equivalents and investments of $120.5 million. The Company has 22.3 million common shares issued and outstanding and 24.6 million shares on a fully diluted basis.
  Results from the TKM-HBV program presented this quarter, demonstrate potent and rapid reduction in hepatitis B surface antigen (HBsAg) in several well validated models. The data demonstrates that inclusion of three RNAi triggers results in a more broadly effective knockdown of viral proteins than a single trigger alone. The results were presented on October 15, 2014 at the 10th Annual Meeting of the Oligonucleotide Therapeutics Society in San Diego, California.
  In the TKM-PLK1 Phase I/II clinical trial targeting advanced Gastrointestinal Neuroendocrine Tumors (GI-NET) or Adrenocortical Carcinoma (ACC) tumors, enrollment of patients, with advanced GI-NET or ACC, has been completed. These patients will continue treatment and will be followed to determine if TKM-PLK1 results in meaningful clinical benefit.
  In the Phase I/II clinical trial with TKM-PLK1 in patients with Hepatocellular Carcinoma (HCC), dosing of the first cohort of patients has been completed.
  In September, Tekmira joined an International Consortium led by the International Severe Acute Respiratory and Emerging Infections Consortium (ISARIC) at the University of Oxford, with representatives from the World Health Organization (WHO), US Centres for Disease Control (CDC), Médecins Sans Frontières (MSF), Institut Pasteur and others, to potentially provide an RNAi based investigational therapeutic for expedited clinical studies in West Africa. The International Consortium was awarded £3.2M ($5.10M) from the Wellcome Trust to fund this initiative.
  The design of a modified RNAi therapeutic targeting the Ebola-Guinea virus variant, which is responsible for the current epidemic in West Africa, has been completed. GMP manufacture of the TKM-Ebola-Guinea product has commenced and supply of this product will be available in early December, 2014, with the objective of using the product for clinical studies in West Africa.
  The U.S. Department of Defense (DoD) Joint Project Manager Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX) has exercised an option, in the current contract with Tekmira, to manufacture a modified RNAi therapeutic targeting the Ebola Guinea variant. Tekmira has been awarded the option for scale up and GMP manufacture of the product for approximately 500 treatment courses, which is valued at $7.0 million.
  With recent developments such as the production of a new product candidate, TKM-Ebola-Guinea, for clinical trials in infected patients, and the continued emergency use of Tekmira's original TKM-Ebola product under expanded access protocols, the clinical development pathways of the Company's Ebola products have evolved.  As a result, the Company may not resolve the partial clinical hold of the multiple ascending dose portion of the Phase I trial of TKM-Ebola in healthy volunteers in 2014.
  Under the FDA's expanded access program, several patients with a confirmed or suspected Ebola virus infection have been treated with TKM-Ebola. Data is being collected and will be provided to the FDA under the Company's Investigational New Drug Application (IND).
  In October, Alnylam Pharmaceuticals Inc. released data from its ongoing Patisiran (TTR02) Phase II Open Label Extension study in patients with Familial Amyloidotic Polyneuropathy. This program is LNP-enabled and its results further validate Tekmira's proprietary LNP delivery technology. Alnylam's results also demonstrate that multi-dosing with LNP has been well-tolerated with treatments out to one year.
  Along with the University of Texas Medical Branch at Galveston, USA, the Company published non-human primate TKM-Marburg data in the August 20, 2014 edition of the journal Science Translational Medicine.
  The Company received an additional $1.5 million payment from Monsanto following completion of specified program developments.
  The Company announced it will be hosting an Analyst Day on November 21 at the Le Parker Meridien in New York.
  As of January 1, 2015, the Company will be deemed to be a "domestic issuer" for SEC reporting purposes.  As a result, Tekmira will be required to comply with SEC disclosure and proxy solicitation rules applicable to domestic issuers.

Financial Results

Net loss

The net loss for the third quarter of 2014 was $8.6 million ($0.39 per common share), as compared to a net loss of $5.9 million ($0.41 per common share) for the third quarter of 2013.

Revenue

Revenue was $4.4 million for Q3 2014 as compared to $3.0 million for Q3 2013.

Under the DoD contract to develop TKM-Ebola, Tekmira is being reimbursed for costs incurred, including an allocation of overheads, and is being paid an incentive fee. For this contract, Tekmira recorded $1.5 million in revenue in Q3 2014 as compared to $2.8 million in Q3 2013. The revenue decline quarter on quarter is due to a decrease in activity as the Company nears the end of stage one of the contract.

Tekmira also recorded revenue from Monsanto for research services and the use of the Company's technology. As of Q3 2014, Tekmira is due $1.5 million from Monsanto following the completion of specified program developments. Most of the revenue recorded under this contract is being amortized over the contract period, which was determined to be four years at contract inception. Monsanto revenue in Q3 was $1.0 million.

In August 2014, Tekmira received notification from BMS that the anticipated extension of this collaboration would not occur. As such, the collaboration expired and both parties' obligations under the agreement have ended. Revenue recognized in Q3 2014 relates to the release of the deferred revenue balance of $1.6 million now that the agreement has expired.

In addition, Tekmira recorded royalty revenue from Spectrum Pharmaceuticals for the commercial sales of Marqibo® during Q3 2014.

Research, development, collaborations and contracts expenses

Research, development, collaborations and contracts expenses were $9.3 million in Q3 2014 as compared to $5.5 million in Q3 2013.

TKM-HBV expenses increased as Tekmira prepares to file an IND, or equivalent, in Q4 2014, and TKM-PLK1 expenses increased with the expansion in the number of clinical trial sites and set-up costs for the commencement of the HCC trial. In addition, Tekmira increased research activities related to the collaboration with Monsanto in the agricultural field.

General and administrative

General and administrative expenses were $1.8 million in Q3 2014 as compared to $1.0 million in Q3 2013. The increase in general and administrative expense was due to an increase in compensation expense with the growth in employee base to support an expanded portfolio of product candidates.

Other income (losses)

In Q3 2014, Tekmira recorded a foreign exchange gain of $3.1 million related to the appreciation in value of U.S. dollar funds, as compared to a foreign exchange gain of $0.05 million in Q3 2013.

The aggregate increase in value of Tekmira's common share purchase warrants was $5.1 million in Q3 2014 as compared to an increase in the value of common share purchase warrants outstanding of $2.4 million in Q3 2013. The increase is a result of an increase in the Company's share price from the previous reporting date.

Conference Call Information

Tekmira will hold a conference call and webcast today (Thursday, November 6, 2014) at 2 p.m. Pacific Time (5 p.m. Eastern Time) to provide a corporate update and report financial results for the third quarter ended September 30, 2014. A live webcast of the call can be accessed through the Investor section of Tekmira's website at www.tekmira.com. Or, alternatively, to access the conference call, please dial 914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Tekmira website approximately two hours after the event. Alternatively, you may access a replay of the conference call by calling 404-537-3406 or 1-855-859-2056 and referencing conference ID 7467109.

About RNAi and Tekmira's LNP

RNAi therapeutics have the potential to treat a number of human diseases by "silencing" disease causing genes. The discoverers of RNAi, a gene silencing mechanism used by all cells, were awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi trigger molecules often require delivery technology to be effective as therapeutics. Tekmira believes its LNP technology represents the most advanced and widely adopted delivery technology for the systemic delivery of RNAi triggers. Tekmira's LNP platform is being utilized in multiple clinical trials in various disease areas by Tekmira and its partners. Tekmira's LNP technology (formerly referred to as stable nucleic acid-lipid particles or SNALP) encapsulates RNAi triggers with high efficiency in uniform lipid nanoparticles that are effective in delivering these therapeutic compounds to disease sites. Tekmira's LNP formulations are manufactured by a proprietary method which is robust, scalable and highly reproducible, and LNP-based products have been reviewed by multiple regulatory agencies for use in clinical trials. LNP formulations comprise several lipid components that can be adjusted to suit the specific application.

About Tekmira

Tekmira Pharmaceuticals Corporation is a biopharmaceutical company focused on advancing novel RNAi therapeutics and providing its leading lipid nanoparticle (LNP) delivery technology to pharmaceutical and biotechnology partners. Tekmira has been working in the field of nucleic acid delivery for over a decade, and has broad intellectual property covering its delivery technology. Further information about Tekmira can be found at www.tekmira.com. Tekmira is based in Vancouver, Canada and Seattle, USA.

About Joint Project Manager Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX)

Tekmira's Ebola program is being conducted under a $140M contract with the U.S. Department of Defense (DoD) Joint Project Manager Medical Countermeasure Systems BioDefense Therapeutics (JPM-MCS-BDTX). JPM-MCS-BDTX, a component of the Joint Program Executive Office for Chemical and Biological Defense, aims to provide U.S. military forces and the nation with safe, effective, and innovative medical solutions to counter chemical, biological, radiological, and nuclear threats. JPM-MCS facilitates the advanced development and acquisition of medical countermeasures and systems to enhance biodefense response capability. For more information, visit www.jpeocbd.osd.mil.

Forward-Looking Statements and Information

This news release contains "forward-looking statements" or "forward-looking information" within the meaning of applicable securities laws (collectively, "forward-looking statements"). Forward-looking statements in this news release include statements about Tekmira's strategy, future operations, clinical trials, prospects and the plans of management; RNAi (ribonucleic acid interference) product development programs; the design and manufacture of a modified RNAi therapeutic directed against the Guinea variant of the Ebola virus responsible for the epidemic in West Africa, with supply available in early December 2014; collaboration with WHO and a potential clinical study in West Africa; the $7 million award from the DoD (JPM-MCS-BDTX) for scale-up and GMP manufacture of TKM-Ebola-Guinea for approximately 500 treatment courses; the TKM-PLK1 Phase I/II trial targeting GI-NET and ACC patients; the Phase I/II trial targeting HCC patients; Tekmira's involvement with an international consortium and funding thereon from the Wellcome Trust; evolution of Tekmira's clinical pathways for its Ebola products; the partial clinical hold on TKM-Ebola by the FDA and expectations of not resolving the matter by the fourth quarter of 2014; the FDA's expanded access program (and Health Canada) for treating patients with confirmed or suspected Ebola virus infections, and data collected thereon; data from Alnylam's Phase II trial with ALN-TTR02; and statements with respect to revenue and expense fluctuation and guidance.

With respect to the forward-looking statements contained in this news release, Tekmira has made numerous assumptions regarding, among other things: LNP's status as a leading RNAi delivery technology; Tekmira's research and development capabilities and resources; the effectiveness of Tekmira's products as a treatment for cancer, chronic Hepatitis B infection, infectious diseases such as Ebola and Marburg viruses, or other diseases; and Tekmira's financial position and its ability to execute its business strategy. While Tekmira considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Tekmira's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Tekmira may not meet the milestones outlined in this news release as currently expected, or at all; TKM-Ebola may not prove to be effective in the treatment of Ebola infection; any uses of TKM-Ebola under emergency INDs are not controlled trials, and physicians treating patients may use more than one therapeutic intervention in addition to TKM-Ebola; manufacture of TKM-Ebola-Guinea and supply of the product  in early December 2014 may not occur as currently anticipated, or at all; the FDA may not remove the partial clinical hold on the TKM-Ebola IND; the FDA may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; funding provided by the Wellcome Trust may not be adequate for the anticipated program of the international consortium; funding provided by the DoD (JPM-MCS-BDTX) may be insufficient to scale and GMP manufacture approximately 500 courses of treatment of TKM-Ebola-Guinea product; Tekmira's products may not prove to be effective or as potent as currently believed; anticipated studies and submissions to the FDA may not occur as currently anticipated, or at all; the FDA may refuse to approve Tekmira's products, or place restrictions on Tekmira's ability to commercialize its products; Tekmira may not obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; Tekmira may face competition from other pharmaceutical or biotechnology companies and the possibility that other organizations have made advancements in RNAi delivery technology that Tekmira is not aware of; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Tekmira may not receive the necessary regulatory approvals for the clinical development of Tekmira's products; Tekmira may not be able to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; and Tekmira may become subject to product liability or other legal claims for which Tekmira has made no accrual in its financial statements.

A more complete discussion of the risks and uncertainties facing Tekmira appears in Tekmira's Annual Report on Form 10-K and Tekmira's continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Tekmira disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

CONTACT: Investors
         Julie P. Rezler
         Director, Investor Relations
         Phone: 604-419-3200
         Email: jrezler@tekmira.com

         Media
         Please direct all media inquiries to:
         media@tekmira.com